as of February 1, 1999
Windswept Environmental Group, Inc.
Trade-Winds Environmental Restoration, Inc.
North Atlantic Laboratories, Inc.
New York Testing Laboratories, Inc.
100 Sweeneydale Avenue
Bay Shore, New York 11706

Re: Loan and Security Agreement dated as of June 1, 1998 as modified from time to time (the "Loan Agreement")

Gentlemen:

     This is to confirm our approval of your request for a temporary overadvance under, and certain other modifications to the terms and conditions of, the $2,500,000.00 revolving credit facility provided for in the Loan Agreement. Accordingly we have agreed to the following modifications to the Loan Agreement:

     A. The definition of Permitted Overadvance Amount is modified to read as follows:

     Permitted Overadvance Amount means from (a) February 1, 1999 through March 4, 1999 $325,000.00, (b) from March 5, 1999 through March 11, 1999
     $275,000.00;  (c) from March 12, 1999 through  March 18, 1999  $225,000.00,
     (d) from March 19, 1999 through March 25, 1999 $175,000.00, (e) from March 26, 1999 through April 1, 1999 $125,000.00; (f) from April 2, 1999 through
     April 8, 1999  $75,000.00;  (g) from April 9, 1990  through  April 15, 1999
     $25,000.00, and (h) from April 16 on $zero.

     B. The definition of Eligible Accounts is hereby modified to add the following sentence at the end of said definition:

     Notwithstanding the foregoing provisions, Accounts owing from Friends of Long Island Heritage will, through April 15, 1999, be considered Eligible Accounts even though such Accounts remain outstanding for more than ninety
     (90) days from the invoice date, provided such Accounts otherwise constitute an Eligible Account.

     C. Paragraphs 2.1(A), 2.3, 2.5(A) and 2.9 of the Loan Agreement are hereby modified to read as follows:

     2.1 Revolving Advances; Advance Limit. (A) Upon the request of Borrower, made at any time or from time to time during the Term and so long as no Event of Default has occurred and is continuing, BACC may, in its sole and absolute discretion, make Advances in an amount up to eighty percent (80%) of the aggregate outstanding amount of Eligible Accounts (the "Borrowing Base") plus the Permitted Overadvance Amount; provided, however, that in no event shall the aggregate amount of the outstanding Advances be greater than, at any time, the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the Advance Limit);

     2.3 Overadvances. All Advances shall be added to and be deemed part of the Obligations when made. If, at any time and for any reason, the aggregate amount of the outstanding Advances under paragraph 2.1(A) hereof exceeds the lesser of the Borrowing Base plus the Permitted Overadvance Amount or the Advance Limit contained in Section 2.1(A) (an Overadvance) then Borrower shall, upon demand by BACC, immediately pay to BACC, in cash, the amount of such Overadvance. Without affecting Borrower's obligation to immediately repay to BACC the amount of each Overadvance, Borrower shall pay BACC a fee (the Overadvance Fee) in an amount equal to Three percent (3%) per annum on the amount of the Advances under paragraph 2.1(A) hereof in excess of the lesser of the Borrowing Base plus the Permitted Overadvance Amount or the Advance Limit for each day any such Advance in excess of the lesser of the Borrowing Base plus the Permitted Overadvance Amount or the Advance Limit exists. All such fees shall be computed on the basis of a three hundred and sixty (360) day year for the actual number of days elapsed.

     2.5 Interest.

     A. The aggregate outstanding balances of the Obligations shall accrue interest (a) from February 1, 1999 at the per annum rate of eight percentage points (8%) above the Prime Rate until such time as the outstanding Advances under the revolving credit facility provided for in paragraph 2.1(A) hereof are not in excess of the Borrowing Base and (b) thereafter at the per annum rate of three percentage points (3%) above the Prime Rate. The Obligations shall bear interest from and after written notice by BACC to Borrower of the occurrence of an Event of Default, and without constituting a waiver of any such Event of Default, at the per annum rate of Eight percentage points (8%) above the Prime Rate. All interest payable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed on the Daily Balance. Interest as provided for herein shall continue to accrue until the Obligations are paid in full.

     2.9 Servicing Fee. Borrower shall pay BACC a servicing fee in an amount equal to one percent (1%) of the daily average outstanding balance of the Advances during each month on or before the first (1st) day of each calendar month in respect of BACC's services for the preceding calendar month, during the Term, including each Renewal Term, or so long as the Obligations are outstanding.

     D. Paragraph 2.5 of the Loan Agreement is hereby modified to add a subparagraph 2.5(d) as follows:

     (d) Notwithstanding the foregoing, for purposes of this Agreement, it is the intention of Borrower and BACC that "interest" shall mean, and be limited to, any payment to BACC which compensates it for extending credit to Borrower, for making available to Borrower a line of credit during the term of this Agreement and for any default or breach by Borrower of a condition upon which credit was extended. Borrower and BACC agree that, for the sole purpose of calculating the "interest" paid by Borrower to BACC, it is the intention of Borrower and BACC that interest shall mean and include, and be expressly limited to, any interest accrued on the aggregate outstanding balance of the Obligations during the term hereof pursuant to Sections 2.5(A) and 2.5(B); and any Overadvance Fee, Origination or facility Fee, and late fees charged to Borrower during the term hereof. Borrower and BACC further agree that it is their intention that the following fees shall not constitute "interest": any Servicing Fee, any attorney fees incurred by BACC, any premiums or commissions attributable to insurance guaranteeing repayment, finders' fees, credit report fees, appraisal fees or fees for document preparation or notarization. To the extent, however, that New Jersey law excludes from the calculation of "interest" any fees defined herein as interest, or includes as interest any fees or other sums which are intended not to constitute interest New Jersey law shall supersede and prevail and all such interest shall be subject to paragraph 2.5(C) above.

     E. Article 6 of the Loan Agreement is hereby modified to add paragraph 6.16 as follows:

     6.16 Year 2000 Compatibility. Borrower agrees to take such actions as are necessary to assure that it's computer based hardware and software will operate prior to, on and after January 1, 2000 and will accurately process data including dates on and after January 1, 2000 and are otherwise year 2000 compatible. Borrower will, from time to time, at the request of BACC, furnish to BACC evidence of Borrowers compliance with the foregoing.

     In consideration of our entering into this letter modification agreement, you shall (a) pay to us, contemporaneous with you acceptance hereof, a facility fee of $25,000.00 and (b) furnish to us, at your expense, an updated appraisal of you machinery and equipment by an appraiser satisfactory to BACC.

     Our approval shall not constitute a waiver of any Events of Default, if any so exist, or any future violation of any provisions of the Loan Agreement or any other Loan Documents. By your execution hereof Borrower agrees to pay all costs and expenses, including reasonable attorneys fees and disbursements, incurred by BACC in connection with the preparation of this letter agreement and the other documents created in connection herewith. Capitalized terms not defined herein but defined in the Loan Agreement shall have the same meaning ascribed to such terms in the Loan Agreement. Your execution shall also act as your representation that the execution of this letter agreement has been authorized by all required corporate action, that this letter agreement constitutes the valid and binding obligation of the Borrower, is enforceable in accordance with its terms and that no material adverse change in the financial condition of the Borrower has occurred and the Borrower's reaffirmation of its grant to BACC of a lien on the Collateral.

     Except as herein set forth, the Loan Agreement and all other Loan Documents shall remain in full force and effect. Our agreement as aforesaid is subject to your written agreement with the terms hereof by signing and returning a copy hereof where so indicated below and by the written consent of guarantor where so indicated below.

                                       BUSINESS ALLIANCE CAPITAL CORP.


                                       By: /s/ William Siebold
                                           ------------------------------
                                           Name:    William Siebold
                                           Title:   Senior Vice President
Agreed to:
Windswept Environmental Group, Inc.


By: /s/ Michael O'Reilly
    -------------------------------------
Name:   Michael O' Reilly
Title:  President

Trade-Winds Environmental Restoration, Inc.


By: /s/ Michael O'Reilly
    -------------------------------------
Name:   Michael O' Reilly
Title:  President

North Atlantic Laboratories, Inc.


By: /s/ Michael O'Reilly
    -------------------------------------
Name:   Michael O' Reilly
Title:  Vice President

New York Testing Laboratories, Inc.


By: /s/ Michael O'Reilly
    -------------------------------------
Name:   Michael O'Reilly
Title:  Vice President

     The undersigned, guarantor of the Liabilities of the Borrower to BACC, hereby consents to the above letter and agrees that same shall not affect his Individual Guaranty dated as of June 1, 1998, which guaranty remains in full force and effect.



                                                     /s/ Michael O'Reilly
                                                     ---------------------------
                                                     Michael O'Reilly